-------------------------------------------------------------------------------



                         WELLPOINT HEALTH NETWORKS INC.,
                                   as Issuer,





                                  $260,000,000



                             ZERO COUPON CONVERTIBLE
                        SUBORDINATED DEBENTURES DUE 2019

                              ---------------------

                                    INDENTURE

                            Dated as of July 2, 1999

                              ---------------------

                              The Bank of New York,

                                   as Trustee

                              ---------------------



-------------------------------------------------------------------------------

                             CROSS REFERENCE TABLE*

TIA                                                                                                     INDENTURE
SECTION                                                                                                  SECTION
-------                                                                                                  -------
310   (a)(1).....................................................................................           7.10
      (a)(2).....................................................................................           7.10
      (a)(3).....................................................................................         N.A.**
      (a)(4).....................................................................................           N.A.
      (b)........................................................................................     7.08; 7.10
      (c)........................................................................................           N.A.
3.11  (a)........................................................................................           7.11
      (b)........................................................................................           7.11
      (c)........................................................................................           N.A.
3.12  (a)........................................................................................           2.05
      (b)........................................................................................          13.03
      (c)........................................................................................          13.03
      (d)........................................................................................           7.06
3.13  (a)........................................................................................           7.06
      (b)(1).....................................................................................           N.A.
      (b)(2).....................................................................................           7.06
      (c)........................................................................................          13.02
      (d)........................................................................................           7.06
3.14  (a)........................................................................................    4.02; 13.02
      (b)........................................................................................           N.A.
      (c)(1).....................................................................................          13.04
      (c)(2).....................................................................................          13.04
      (c)(3).....................................................................................           N.A.
      (d)........................................................................................           N.A.
      (e)........................................................................................          13.05
      (f)........................................................................................           4.03
3.15  (a)........................................................................................           7.01
      (b)........................................................................................    7.05; 13.02
      (c)........................................................................................           7.01
      (d)........................................................................................           7.01
      (e)........................................................................................           6.11
3.16  (a) (last sentence)........................................................................           2.08
      (a)(1)(A)..................................................................................           6.05
      (a)(1)(B)..................................................................................           6.04
      (a)(2).....................................................................................           N.A.
      (b)........................................................................................           6.07
3.17  (a)(1).....................................................................................           6.08
      (a)(2).....................................................................................           6.09
      (b)........................................................................................           2.04
3.18  (a)........................................................................................          13.01

*    Note:    This Cross Reference Table shall not, for any purpose, be
              deemed to be part of the Indenture.

**   Note:    N.A. means Not Applicable.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1

   SECTION 1.01. DEFINITIONS......................................................................................1
   SECTION 1.02. OTHER DEFINITIONS................................................................................7
   SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT................................................8
   SECTION 1.04. RULES OF CONSTRUCTION............................................................................8

ARTICLE 2. THE SECURITIES.........................................................................................9

   SECTION 2.01. FORM AND DATING..................................................................................9
   SECTION 2.02. EXECUTION AND AUTHENTICATION.....................................................................9
   SECTION 2.03. REGISTRAR, PAYING AGENT AND CONVERSION AGENT....................................................10
   SECTION 2.04. PAYING AGENT TO HOLD MONEY AND SECURITIES IN TRUST..............................................10
   SECTION 2.05. HOLDER LISTS....................................................................................11
   SECTION 2.06. EXCHANGE AND REGISTRATION OF TRANSFER OF SECURITIES; RESTRICTIONS ON TRANSFERS;
                      DEPOSITARY.................................................................................11
   SECTION 2.07. REPLACEMENT SECURITIES..........................................................................13
   SECTION 2.08. OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS' ACTION.......................................14
   SECTION 2.09. TEMPORARY SECURITIES............................................................................14
   SECTION 2.10. CANCELLATION....................................................................................15
   SECTION 2.11. PERSONS DEEMED OWNERS...........................................................................15
   SECTION 2.12. CUSIP NUMBERS...................................................................................15
   SECTION 2.13. RESTRICTIONS ON TRANSFER........................................................................16

ARTICLE 3. REDEMPTION AND REPURCHASES............................................................................17

   SECTION 3.01. RIGHT TO REDEEM; NOTICES TO TRUSTEE.............................................................17
   SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED..........................................................18
   SECTION 3.03. NOTICE OF REDEMPTION............................................................................18
   SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION..................................................................19
   SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.....................................................................19
   SECTION 3.06. SECURITIES REDEEMED IN PART.....................................................................20
   SECTION 3.07. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION...................................................20
   SECTION 3.08. REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER................................................20
   SECTION 3.09. REPURCHASE AT OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE....................................26
   SECTION 3.10. EFFECT OF REPURCHASE NOTICE OR FUNDAMENTAL CHANGE REPURCHASE NOTICE.............................26
   SECTION 3.11. DEPOSIT OF PURCHASE PRICE OR FUNDAMENTAL CHANGE PURCHASE PRICE..................................28
   SECTION 3.12. SECURITIES REPURCHASED IN PART..................................................................28
   SECTION 3.13. COVENANT TO COMPLY WITH SECURITIES LAWS UPON REPURCHASE OF SECURITIES...........................28
   SECTION 3.14. REPAYMENT TO THE COMPANY........................................................................28

                                     -i-


ARTICLE 4. COVENANTS.............................................................................................29

   SECTION 4.01. PAYMENT OF SECURITIES...........................................................................29
   SECTION 4.02. FINANCIAL INFORMATION; SEC REPORTS..............................................................29
   SECTION 4.03. COMPLIANCE CERTIFICATE..........................................................................30
   SECTION 4.04. FURTHER INSTRUMENTS AND ACTS....................................................................30
   SECTION 4.05. MAINTENANCE OF OFFICE OR AGENCY.................................................................30
   SECTION 4.06. EXISTENCE.......................................................................................31
   SECTION 4.07. CALCULATION OF ORIGINAL ISSUE DISCOUNT..........................................................31

ARTICLE 5. SUCCESSOR CORPORATION.................................................................................31

   SECTION 5.01. WHEN THE COMPANY MAY MERGE OR TRANSFER ASSETS...................................................31

ARTICLE 6. DEFAULTS AND REMEDIES.................................................................................32

   SECTION 6.01. EVENTS OF DEFAULT...............................................................................32
   SECTION 6.02. ACCELERATION....................................................................................33
   SECTION 6.03. OTHER REMEDIES..................................................................................34
   SECTION 6.04. WAIVER OF PAST DEFAULTS.........................................................................34
   SECTION 6.05. CONTROL BY MAJORITY.............................................................................34
   SECTION 6.06. LIMITATION ON SUITS.............................................................................34
   SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT............................................................35
   SECTION 6.08. COLLECTION SUIT BY TRUSTEE......................................................................35
   SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM................................................................35
   SECTION 6.10. PRIORITIES......................................................................................36
   SECTION 6.11. UNDERTAKING FOR COSTS...........................................................................37
   SECTION 6.12. WAIVER OF STAY, EXTENSION OR USURY LAWS.........................................................37

ARTICLE 7. TRUSTEE...............................................................................................37

   SECTION 7.01. DUTIES OF TRUSTEE...............................................................................37
   SECTION 7.02. RIGHTS OF TRUSTEE...............................................................................39
   SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE....................................................................40
   SECTION 7.04. TRUSTEE'S DISCLAIMER............................................................................40
   SECTION 7.05. NOTICE OF DEFAULTS..............................................................................40
   SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS...................................................................40
   SECTION 7.07. COMPENSATION AND INDEMNITY......................................................................41
   SECTION 7.08. REPLACEMENT OF TRUSTEE..........................................................................41
   SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER.....................................................................43
   SECTION 7.10. ELIGIBILITY; DISQUALIFICATION...................................................................43
   SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY...............................................43

ARTICLE 8. DISCHARGE OF INDENTURE................................................................................43

   SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES............................................................43
   SECTION 8.02. REPAYMENT TO THE COMPANY........................................................................44

                                                -ii-


ARTICLE 9. AMENDMENTS............................................................................................44

   SECTION 9.01. WITHOUT CONSENT OF HOLDERS......................................................................44
   SECTION 9.02. WITH CONSENT OF HOLDERS.........................................................................44
   SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.............................................................46
   SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS..........................................46
   SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES...........................................................46
   SECTION 9.06. TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES.........................................................46
   SECTION 9.07. EFFECT OF SUPPLEMENTAL INDENTURES...............................................................46

ARTICLE 10. SUBORDINATION........................................................................................47

   SECTION 10.01. AGREEMENT OF SUBORDINATION.....................................................................47
   SECTION 10.02. PAYMENTS TO HOLDERS............................................................................47
   SECTION 10.03. SUBROGATION OF SECURITIES......................................................................50
   SECTION 10.04. AUTHORIZATION BY HOLDERS.......................................................................51
   SECTION 10.05. NOTICE TO TRUSTEE..............................................................................51
   SECTION 10.06. TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS......................................................52
   SECTION 10.07. NO IMPAIRMENT OF SUBORDINATION.................................................................52
   SECTION 10.08. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS.........................52
   SECTION 10.09. REINSTATEMENT OF SUBORDINATION.................................................................53
   SECTION 10.10. PERMITTED PAYMENTS.............................................................................53
   SECTION 10.11. ARTICLE APPLICABLE TO PAYING AGENTS............................................................53
   SECTION 10.12. TREATMENT OF CONVERSION PAYMENTS...............................................................53
   SECTION 10.13. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.................................54

ARTICLE 11. CONVERSION...........................................................................................54

   SECTION 11.01. CONVERSION PRIVILEGE...........................................................................54
   SECTION 11.02. CONVERSION PROCEDURE...........................................................................55
   SECTION 11.03. FRACTIONAL SHARES..............................................................................56
   SECTION 11.04. TAXES ON CONVERSION............................................................................56
   SECTION 11.05. COMPANY TO PROVIDE STOCK.......................................................................57
   SECTION 11.06. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.........................................................57
   SECTION 11.07. ADJUSTMENT FOR RIGHTS OR WARRANTS..............................................................58
   SECTION 11.08. ADJUSTMENT FOR OTHER DISTRIBUTIONS.............................................................58
   SECTION 11.09. WHEN ADJUSTMENT MAY BE DEFERRED................................................................61
   SECTION 11.10. WHEN NO ADJUSTMENT REQUIRED....................................................................62
   SECTION 11.11. NOTICE OF ADJUSTMENT...........................................................................62
   SECTION 11.12. VOLUNTARY INCREASE.............................................................................62
   SECTION 11.13. NOTICE OF CERTAIN TRANSACTIONS.................................................................62
   SECTION 11.14. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE......................................63
   SECTION 11.15. COMPANY DETERMINATION FINAL....................................................................63
   SECTION 11.16. TRUSTEE'S ADJUSTMENT DISCLAIMER................................................................63
   SECTION 11.17. SIMULTANEOUS ADJUSTMENTS.......................................................................64
   SECTION 11.18. SUCCESSIVE ADJUSTMENTS.........................................................................64

                                               -iii-


   SECTION 11.19. RIGHTS ISSUED IN RESPECT OF COMMON STOCK ISSUED UPON CONVERSION................................64
   SECTION 11.20. GENERAL CONSIDERATIONS.........................................................................65

ARTICLE 12. SPECIAL TAX EVENT....................................................................................65

   SECTION 12.01. OPTIONAL CONVERSION TO SEMIANNUAL COUPON DEBENTURE UPON TAX EVENT..............................65
   SECTION 12.02. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.................................................65

ARTICLE 13. MISCELLANEOUS........................................................................................67

   SECTION 13.01. TRUST INDENTURE ACT............................................................................67
   SECTION 13.02. NOTICES........................................................................................67
   SECTION 13.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS....................................................68
   SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.............................................68
   SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..................................................68
   SECTION 13.06. SEPARABILITY CLAUSE............................................................................69
   SECTION 13.07. RULES BY TRUSTEE, PAYING AGENT, CONVERSION AGENT AND REGISTRAR.................................69
   SECTION 13.08. GOVERNING LAW..................................................................................69
   SECTION 13.09. NO RECOURSE AGAINST OTHERS.....................................................................69
   SECTION 13.10. SUCCESSORS.....................................................................................69
   SECTION 13.11. MULTIPLE ORIGINALS.............................................................................69


EXHIBIT A--Form of Security

         INDENTURE, dated as of July 2, 1999, between WellPoint Health Networks Inc., a Delaware corporation (the "COMPANY"), and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Zero Coupon Convertible Subordinated Debentures due 2019:

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.       DEFINITIONS.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, control, when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

         "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

         "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

         "BUSINESS DAY" means each day of the year on which banking institutions are not required or authorized to close in The City of New York or the city in which the Corporate Trust Office is located.

         "COMMON STOCK" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 11.14 hereof, however, shares issuable upon conversion of the Securities shall include only shares of Common Stock, par value of $.01 per share, of the Company as such shares exist on the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, 21W, New York, NY 10286, Attention: Corporate Trust Trustee Administration.

          "CUSTODIAN" shall mean The Bank of New York, as custodian with respect to the Securities in global form, or any successor entity thereto.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section
2.06 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

         "DESIGNATED SENIOR INDEBTEDNESS" means any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture; PROVIDED that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "FUNDAMENTAL CHANGE" means the occurrence of any transaction or event in connection with which all or substantially all Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) consideration which is not all or substantially all common stock listed (or, upon consummation of or immediately following such transaction or event, which will be listed) on a United States national securities exchange or approved for quotation on the NYSE or any similar United States system of automated dissemination of quotations of securities prices.

         "HOLDER" means a Person in whose name a Security is registered on the Registrar's books.

         "INDEBTEDNESS" means, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person (i) required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person, or (ii) required, in conformity with generally accepted accounting principles, to be accounted for as an operating lease, provided either (A) such operating lease requires, at the end of the term thereof, that such Person make any payment other than accrued periodic rent in the event that such Person does not acquire the leased real property and related fixtures subject to such lease, or (B) such Person has an option to acquire the leased real property and related fixtures, whether such option is exercisable at any time or under specific circumstances, (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate swap, cap or collar agreement or other similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), (f) any indebtedness or other obligations described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

         "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "ISSUE DATE" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

         "ISSUE PRICE" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is issued as set forth on the face of the Security.

         "LEGAL HOLIDAY" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding date that is not a Legal Holiday, and to the extent applicable no Original Issue Discount or interest, if any, shall accrue for the intervening period.

         "MARKET PRICE" means, as of any Repurchase Date or date of determination, the average of the Sale Prices of the Common Stock for the five Trading Day period ending on the third

Business Day prior to the applicable Repurchase Date or date of determination (if the third Business Day prior to the applicable Repurchase Date or date of determination is a Trading Day or, if it is not a Trading Day, then on the last Trading Day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Repurchase Date or date of determination, of any event described in Sections 11.06, 11.07 or 11.08 hereof; subject, however, to the conditions set forth in Sections 11.09 and 11.10 hereof.

         "NASDAQ NATIONAL MARKET" means the electronic inter-dealer quotation system operated by NASDAQ Stock Market, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

         "NYSE" means The New York Stock Exchange, Inc.

         "OFFICER" means the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

         "OFFICERS' CERTIFICATE" means a written certificate containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

         "ORIGINAL ISSUE DISCOUNT" of any Security means the difference between the Principal Amount and the Issue Price of the Security as set forth on the face of the Security. For purposes of this Indenture and the Securities, accrual of Original Issue Discount shall be calculated on the basis of a 360-day year of twelve 30-day months.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "PRINCIPAL" or "PRINCIPAL AMOUNT" of a Security means the principal amount at Stated Maturity as set forth on the face of such Security, or on Schedule A thereto in the case of a Security in global form.

         "REDEMPTION DATE" means a date specified for redemption of the Securities in accordance with the terms of the Securities and Section 3.01 of this Indenture.

         "REDEMPTION PRICE" shall have the meaning set forth in paragraph 5 of the Securities.

         "REPRESENTATIVE" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

         "SALE PRICE OF THE COMMON STOCK" means, on any date, the closing per share sale price, or if no closing sale price is reported, the average bid and ask prices or, if more than one, in either case, the average of the average bid and average ask prices, on such date as reported in the composite transactions for the principal United States securities exchange on which the common stock is traded or, if the common stock is not listed on a United States national or regional stock exchange, as reported by The NASDAQ National Market.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" means the Company's Zero Coupon Convertible Subordinated Debentures due 2019; PROVIDED, HOWEVER, that if the Company exercises the option provided for in Section 12.01 hereof, on and after the Option Exercise Date all references herein to Securities shall be deemed to mean the Semiannual Coupon Debentures, unless the context otherwise indicates.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "SENIOR INDEBTEDNESS" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), rent and end of term payments payable on or in connection with, and, to the extent not included in the foregoing, all amounts payable as fees, costs, expenses, liquidated damages, indemnities, repurchase and other put obligations and other amounts to the extent accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing). Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) Indebtedness evidenced by the Securities, (ii) Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company, (iii) accounts payable or other indebtedness to trade creditors created or assumed by the Company in the ordinary course of business and (iv) any particular Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to, or is PARI PASSU with, or is subordinated or junior to, the Securities.

         "SIGNIFICANT SUBSIDIARY" means, with respect to any Person, a Subsidiary of such Person organized under the laws of the United States of America, any state thereof, or the District of Columbia that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X of the SEC.

         "STATED MATURITY," when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal of such Security is due and payable.

         "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

         "TAX EVENT" means that the Company has received an opinion from independent tax counsel experienced in such matters to the effect that, as a result of: (1) an amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority thereof or therein; or (2) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after the date hereof, there is more than an insubstantial risk that interest, including original issue discount, payable on the Securities either (a) would not be deductible on a current accrual basis or (b) would not be deductible under any other method, in either case in whole or in part, by the Company by reason of deferral, disallowance or otherwise for U.S. federal income tax purposes.

         "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Section 9.03.

         "TRADING DAY" means a day during which trading in securities generally occurs on the NYSE or, if the applicable security is not listed on the NYSE, on the NASDAQ National Market, or if the applicable security is not quoted on the NASDAQ National Market, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the principal other market on which the applicable security is then traded.

         "TRUST OFFICER" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistance secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "VOTING STOCK" means stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the board of directors of a corporation, other than stock having such power only by reason of the occurrence of a contingency.


         SECTION 1.02.       OTHER DEFINITIONS.

                                                                                                Defined
         Term                                                                                 in Section
         ----                                                                                 ----------
         "BCBSA" ....................................................................            2.13(a)
         "CASH"......................................................................            3.08(b)
         "CERTIFICATE OF INCORPORATION...............................................            2.13(a)
         "COMPANY NOTICE"............................................................            3.08(e)
         "COMPANY NOTICE DATE".......................................................            3.08(c)
         "CONVERSION AGENT"..........................................................            2.03
         "CONVERSION DATE" ..........................................................           11.02
         "CONVERSION RATE" ..........................................................           11.01
         "DEFAULTED INTEREST"........................................................           12.02(b)
         "DISTRIBUTED SECURITIES"....................................................           11.08(a)
         "EXPIRATION TIME"...........................................................           11.08(c)
         "EXTRAPOLATED PURCHASE PRICE" ..............................................            2.13(a)
         "EVENT OF DEFAULT"..........................................................            6.01
         "FUNDAMENTAL CHANGE PURCHASE PRICE".........................................            3.09(a)
         "FUNDAMENTAL CHANGE REPURCHASE DATE"........................................            3.09(a)
         "FUNDAMENTAL CHANGE REPURCHASE NOTICE"......................................            3.09(a)
         "INTEREST PAYMENT DATE".....................................................           12.01
         "LICENSE ADDENDUM" .........................................................            2.13(a)
         "LICENSE AGREEMENT" ........................................................            2.13(a)
         "NOTICE OF DEFAULT".........................................................            6.01
         "OPTION EXERCISE DATE"......................................................           12.01
         "OVER-ALLOTMENT OPTION".....................................................            2.02
         "OWNERSHIP LIMIT" ..........................................................            2.13(a)
         "PAYING AGENT"..............................................................            2.03
         "PAYMENT BLOCKAGE NOTICE" ..................................................           10.02
         "PURCHASE PRICE"............................................................            3.08(a)
         "PURCHASED SHARES"..........................................................           11.08(c)
         "REGISTRAR".................................................................            2.03
         "REGULAR RECORD DATE".......................................................           12.01
         "REPURCHASE DATE"...........................................................            3.08(a)
         "REPURCHASE NOTICE".........................................................            3.08(a)
         "RESTATED PRINCIPAL AMOUNT".................................................           12.01
         "SEMIANNUAL COUPON DEBENTURE"...............................................           12.01
         "SPECIAL RECORD DATE".......................................................           12.02(a)

                                       7



                                                                                                Defined
         Term                                                                                   in Section
         ----                                                                                   ----------

         "TAX EVENT DATE"............................................................           12.01
         "TENDER EXPIRATION TIME"....................................................           11.08(d)
         "TENDER PURCHASED SHARES"...................................................           11.08(d)
         "TRIGGER EVENT".............................................................           11.19

         SECTION 1.03.       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "Indenture Securities" means the Securities.

         "Indenture Security Holder" means a Holder.

         "Indenture to be Qualified" means this Indenture.

         "Indenture Trustee" or "Institutional Trustee" means the Trustee.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

         SECTION 1.04.       RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including, without limitation; and

                  (5) words in the singular include the plural, and words in the plural include the singular.

                                   ARTICLE 2.
                                 THE SECURITIES

         SECTION 2.01.       FORM AND DATING.

         The Securities and the Trustee's certificate of authentication for the Securities shall be substantially in the form of EXHIBIT A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, PROVIDED that any such notation, legend or endorsement required by usage is in a form acceptable to the Company. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

         Any Security in global form shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Security in global form to reflect the amount of any increase or decrease in the amount of outstanding Security represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Security in accordance with this Indenture. Payment of Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any, on any Security in global form shall be made to the Holder of such Security.

         SECTION 2.02.       EXECUTION AND AUTHENTICATION.

         The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, and attested by its Treasurer or Secretary or one of its Assistant Treasurers or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of $260,000,000 upon a Company Order without any further action by the Company (or an aggregate Principal Amount not to exceed $299,000,000 if the over-allotment option ("OVER-ALLOTMENT OPTION") set forth in Section 2 of the Underwriting Agreement dated

June 28, 1999 (as amended from time to time by the parties thereto) by and between the Company and the Underwriters is exercised in full). The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section
2.07 hereof.

         SECTION 2.03.       REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

         The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for purchase or payment ("PAYING AGENT") and an office or agency where Securities may be presented for conversion into Common Stock ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05 hereof.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (if not the Trustee or an Affiliate of the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent and the relevant Security. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 hereof. The Company or an Affiliate of the Company may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

         The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

         SECTION 2.04.       PAYING AGENT TO HOLD MONEY AND SECURITIES IN TRUST.

         Except as otherwise provided herein, prior to or on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money or securities sufficient to make such payments when such payments are due. The Company shall require the Paying Agent (if not the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and securities held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and securities so held in trust. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and securities held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all money and securities held by it to the Trustee and to account for any funds and securities disbursed by it. Upon doing so, the Paying Agent shall have no further liability for such money or securities.

         SECTION 2.05.       HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on February 10 and August 10 a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders.

         SECTION 2.06. EXCHANGE AND REGISTRATION OF TRANSFER OF SECURITIES; RESTRICTIONS ON TRANSFERS; DEPOSITARY.

                  (a) Upon surrender for registration of transfer of any Security at any office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 hereof and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and bearing such restrictive legends as may be required by this Indenture.

         Securities may be exchanged for a like aggregate Principal Amount of Securities of other authorized denominations. Securities to be exchanged shall be surrendered at any office or agency to be maintained by the Company designated as Registrar or co-registrar pursuant to Section 2.03 hereof and the Company shall execute and register, and the Trustee shall authenticate and deliver in exchange therefor, the Security or Securities which the Holder making the exchange shall be entitled to receive, bearing registration numbers not contemporaneously outstanding.

         All Securities presented for registration of transfer or for exchange into like Securities, repurchase, redemption or conversion into Common Stock or payment shall (if so required by the Company, the Trustee, the Registrar or any co-registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder or such Holder's attorney duly authorized in writing.

         No service charge shall be charged to the Holder for any exchange for like Securities or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

         None of the Company, the Trustee, the Registrar or any co-registrar shall be required to exchange for like Securities or register a transfer of (a) any Securities for a period of 15 days next preceding the mailing of notice of Securities to be redeemed, or (b) any Securities or portions thereof selected or called for redemption, or (c) any Securities or portion thereof surrendered for conversion into Common Stock, or (d) any Securities or portion thereof surrendered for repurchase or redemption (and not withdrawn) pursuant to Sections 3.08 or 3.09 hereof, respectively.

         All Securities issued upon any transfer or exchange for like Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such exchange or transfer.

                  (b) So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Securities that are so eligible may be represented by a Security in global form registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in such Security in global form shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

         Transfers of interests in a Security in global form will be made in accordance with the standing instructions and procedures of the Depositary and its participants. The Trustee shall make appropriate endorsements to reflect increases or decreases in the Principal Amounts of such Securities in global form as set forth on the face of the Security in global form to reflect any such transfers.

         Except as provided below, beneficial owners of a Security in global form shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Securities in global form.

                  (c) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.06(c)), a Security in global form may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee or to a successor Depositary or a nominee of such successor Depositary.

         The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Securities in global form. Initially, a Security in global form shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

         If at any time the Depositary for a Security in global form notifies the Company that it is unwilling or unable to continue as Depositary for such Security, the Company may appoint a successor Depositary with respect to such Security. If a successor Depositary for the Security is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for authentication and delivery of Securities, will authenticate and deliver, Securities in certificated form, in an aggregate Principal Amount equal to the Principal Amount of the Security in global form, in exchange for such Security in global form.

         Securities in certificated form issued in exchange for all or a part of a Security in global form pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Securities in certificated form to the Persons in whose names such Securities in certificated form are so registered.

         At such time as all interests in a Security in global form have been redeemed, converted, exchanged, repurchased or canceled for Securities in certificated form, or transferred to a transferee who receives Securities in certificated form, such Security in global form shall be, upon receipt thereof, canceled by the Trustee in accordance with the standing procedures and instructions existing between the Custodian and Depositary. At any time prior to such cancellation, if any interest in a Security in global form is exchanged for Securities in certificated form, redeemed, converted, exchanged, repurchased by the Company or canceled, or transferred for part of a Security in global form, the Principal Amount of such Security in global form shall, in accordance with the standing procedures and instructions existing between the Custodian and the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Security in global form, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

         SECTION 2.07.       REPLACEMENT SECURITIES.

         If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon its written request, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be repurchased or redeemed by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay, repurchase or redeem such Security, as the case may be.

         Upon the issuance of any new Securities under this Section 2.07, the Company may, as a condition to such issuance, require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 2.08.       OUTSTANDING SECURITIES; DETERMINATIONS OF
HOLDERS' ACTION.

         Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 4.01 hereof, those replaced or paid pursuant to Section 2.07 hereof and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trust Officer actually knows to be so owned shall be so disregarded unless written notice of such ownership is received by the Trustee at the Corporate Trust Office of the Trustee in accordance with Section 13.02 hereof and such notice references the Securities and this Indenture. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9 hereof).

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Repurchase Date or a Fundamental Change Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue; PROVIDED, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

         If a Security is converted in accordance with Article 11 hereof, then from and after such conversion such Security shall cease to be outstanding and Original Issue Discount and interest, if any, shall cease to accrue on such Security.

         SECTION 2.09.       TEMPORARY SECURITIES.

         Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         SECTION 2.10.       CANCELLATION.

         All Securities surrendered for payment, purchase, conversion, redemption or registration of transfer or exchange for the Securities shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. The Company may not issue new Securities to replace Securities it has paid for or delivered to the Trustee for cancellation or that any Holder has converted pursuant to
Article 11 hereof. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

         SECTION 2.11.       PERSONS DEEMED OWNERS.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest, if any, in respect thereof, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 2.12.       CUSIP NUMBERS.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

         SECTION 2.13.       RESTRICTIONS ON TRANSFER.

         (a) Pursuant to the Company's Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION"), the Company's Capital Stock (as defined in the Certificate of Incorporation) is subject to certain restriction on ownership and transfer. These provisions have been implemented in connection with the License Agreement dated as of August 4, 1997 (the "LICENSE AGREEMENT") by and between the Company and the Blue Cross Blue Shield Association (the "BCBSA"), as amended by that certain California Blue Cross License Addendum dated as of June 12, 1998 (the "LICENSE ADDENDUM"). Subject to certain limited exceptions, Beneficial Ownership (as defined in the Certificate of Incorporation) of 5% or more (or, in the case of certain institutional investors as specified in the License Agreement, 10% or more) of the outstanding shares of any class of Capital Stock will exceed the ownership limit set forth in the Certificate of Incorporation (the "OWNERSHIP LIMIT"). These provisions have been designed to insure that the Company will not violate the terms of the License Agreement and the License Addendum. Pursuant to the terms of the letter of even date herewith, the Company and the BCBSA have agreed to certain provisions with respect to the treatment of the Securities for purposes of computing the Beneficial Ownership of Capital Stock of any Holder. For these purposes, a Holder of any particular Principal Amount of Securities will be deemed to Beneficially Own shares of Common Stock on any particular date equal to the greater of (i) the number of shares of Common Stock issuable in the event of conversion for that particular Principal Amount of Securities at the Conversion Rate in effect on such date or
(ii) the quotient determined by dividing the Extrapolated Purchase Price (as defined below) for that particular Principal Amount of Securities at that particular date by the Market Price (calculated as if that particular date were a Repurchase Date). For these purposes, the "EXTRAPOLATED PURCHASE PRICE" shall be the sum of the Issue Price of the particular Principal Amount of Securities PLUS the amount of the Original Issue Discount accrued to and including such date. The purchase by any Holder of any Securities shall constitute acknowledgment and acceptance by such Holder of such restrictions on ownership and transfer.

         (b) Any Securities shall bear a legend in substantially the following form:

         The Securities represented by this certificate are subject to restrictions on ownership and transfer. No Holder shall Beneficially Own shares of Capital Stock in excess of the Ownership Limit (as defined in Article VII, Section 14 of the Restated Certificate of Incorporation of the Corporation). Subject to certain limited specific exemptions, Beneficial Ownership of 5% or more (or, in the case of certain institutional investors as specified in the License Agreement, 10% or more) of the outstanding shares of any class of Capital Stock will exceed the Ownership Limit. For these purposes of computing the Beneficial Ownership of Capital Stock, a Holder of any particular Principal Amount of Securities will be deemed to Beneficially Own shares of Common Stock on any particular date equal to the greater of
         (i) the number of shares of Common Stock issuable in the event of conversion for that particular Principal Amount of Securities at the Conversion Rate in effect on such date or (ii) the quotient determined by dividing the Extrapolated Purchase Price (as defined below) for that particular Principal Amount of Securities at that particular date by the Market Price (calculated as if that particular date were a Repurchase Date). For these purposes, the "Extrapolated Purchase Price" shall be the sum of the Issue
         Price of the particular Principal Amount of Securities plus the amount of the Original Issue Discount accrued to and including such date. These provisions have been designed to ensure that the Corporation will not violate the terms of the License Agreement between the Corporation and the Blue Cross and Blue Shield
         Association (the "BCBSA"). The Corporation maintains at its principal executive office a copy of the applicable requirements of the BCBSA relating to such restrictions on ownership and transfer, as such requirements may be amended from time to time, which are open to inspection by the stockholders, at all reasonable times during office hours. Any Holder who attempts to Beneficially Own Securities in violation of this limitation must immediately notify the Corporation. Except as otherwise noted, all capitalized terms in this legend have the meaning ascribed to them in the Corporation's Restated Certificate of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each Holder who so requests. Upon the occurrence of any event that would cause any Holder to exceed the Ownership Limit, all Securities and shares of Capital Stock Beneficially Owned by such Holder in excess of the Ownership Limit will automatically be deemed Excess Shares and be transferred immediately to the Share Escrow Agent and be subject to the provisions of the Corporation's Restated Certificate of Incorporation and the Share Escrow Agent Agreement, a copy of which the Corporation maintains at its principal executive offices. The foregoing summary of the restrictions on ownership and transfer is qualified in its entirety by reference to the Corporation's Restated Certificate of Incorporation. The purchase by or transfer to any Holder of any Securities shall constitute acknowledgment and acceptance by such Holder of such restrictions on ownership and transfer.

         (c) Any stock certificate representing the Common Stock issued upon conversion of a Security shall bear any legend then used by the Company pertaining to the foregoing restriction on ownership and transfer.

                                   ARTICLE 3.
                           REDEMPTION AND REPURCHASES

         SECTION 3.01.       RIGHT TO REDEEM; NOTICES TO TRUSTEE.

         The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

         The Company shall give the notice to the Trustee provided for in this
Section 3.01 in the case of any redemption of the Securities, at least 30 days before the Redemption Date unless a shorter notice shall be satisfactory to the Trustee.

         SECTION 3.02.       SELECTION OF SECURITIES TO BE REDEEMED.

         If less than all the Securities held in definitive form are to be redeemed pursuant to Section 3.01, the Trustee shall select the definitive Securities to be redeemed PRO RATA or by lot or by a method the Trustee considers fair and appropriate (as long as such method is not prohibited by the rules of any securities exchange or quotation system on which the Securities are then listed or quoted). The Trustee shall make the selection at least 25 days, but not more than 65 days, before the Redemption Date from outstanding definitive Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Except as expressly stated otherwise, provisions of this Indenture that apply to definitive Securities called for redemption also apply to portions of definitive Securities called for redemption. The Trustee shall notify the Company promptly of the definitive Securities or portions of definitive Securities to be redeemed.

         Any interest in a Security held in global form by and registered in the name of the Depositary or its nominee to be redeemed in whole or in part will be redeemed in accordance with the procedures of the Depositary.

         If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         SECTION 3.03.       NOTICE OF REDEMPTION.

         At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2)      the Redemption Price;

                  (3)      the Conversion Rate;

                  (4) the name and address of the Paying Agent and Conversion Agent;

                  (5) that Securities called for redemption may be converted at any time before the close of business on the last Trading Day prior to the Redemption Date;

                  (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

                  (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts of the particular Securities to be redeemed;

                  (9) that Original Issue Discount and interest, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

                  (10) the CUSIP number or numbers for the Securities.

The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

         SECTION 3.04.       EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is given, pursuant to Section 3.03 hereof, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture.

         Upon the later of the Redemption Date or the date such Securities are surrendered to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

         SECTION 3.05.       DEPOSIT OF REDEMPTION PRICE.

         Prior to 10 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted into Common Stock, and on or after the Redemption Date (unless the Company shall default in the payment of the Securities at the Redemption Price), Original Issue Discount and interest, if any, on the Securities or portion of Securities called for redemption shall cease to accrue and such Securities shall cease after the close of business on the Business Day immediately preceding the Redemption Date to be convertible into Common Stock and, except as provided in Section
8.02 hereof, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof and unpaid interest to (but excluding) the Redemption Date. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon, not required for that purpose because of conversion of

Securities. If such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.

         SECTION 3.06.       SECURITIES REDEEMED IN PART.

         Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

         SECTION 3.07.       CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

         In connection with any redemption of Securities, the Company may arrange for the purchase and conversion into Common Stock of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Paying Agent in trust for the Holders, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Paying Agent by the Company for the redemption of the Securities, is not less than the Redemption Price to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

         SECTION 3.08.       REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER.

                  (a) GENERAL. Securities shall be repurchased by the Company pursuant to paragraph 6 of the Securities as of July 2, 2002, July 2, 2009 and July 2, 2014 (each, a "REPURCHASE DATE"), at the purchase price specified therein (each, a "PURCHASE PRICE") at the option of the Holder thereof, upon:

                           (1)      delivery to the Paying  Agent by the
Holder of a written notice of purchase (a "REPURCHASE NOTICE") at any time from the opening of business on the date that is 20

Business Days prior to a Repurchase Date until the close of business on such Repurchase Date, stating:

                                    (A)     the  certificate  number of the
Security  which the Holder will deliver to be repurchased;

                                    (B)     the portion of the Principal Amount
of the Security which the Holder will deliver to be repurchased, which portion must be $1,000 in Principal Amount or a multiple thereof;

                                    (C)     that such Security shall be
repurchased as of the Repurchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture; and

                                    (D)     if the  Company  elects,
pursuant to a Company Notice, to pay the Purchase Price to be paid as of such Repurchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied prior to or on the Repurchase Date, as set forth in
Section 3.08(d) hereof, whether such Holder elects (x) to withdraw such Repurchase Notice as to some or all of the Securities to which such Repurchase Notice relates (stating the Principal Amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Repurchase Notice relates; and

                           (2)      delivery of such Security to the Paying
Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; PROVIDED, HOWEVER, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

         If a Holder, in such Holder's Repurchase Notice (and, in any written notice of withdrawal of a portion of such Holder's Securities previously submitted for repurchase pursuant to a Repurchase Notice, the portion that remains subject to the Repurchase Notice), fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.08(a)(1), such Holder shall be deemed to have elected to receive Cash in respect of the entire Purchase Price for all Securities subject to such Repurchase Notice in the circumstances set forth in such clause (D).

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the repurchase of such portion of such Security.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this
Section 3.08(a) shall have the right at any time prior to the close of business on the Repurchase Date to withdraw such Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10 hereof.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

                  (b) COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF PURCHASE PRICE. The Company may elect with respect to any Repurchase Date to pay the Purchase Price in respect of the Securities to be purchased pursuant to Section 3.08(a) as of such Repurchase Date, in U.S. legal tender ("CASH") or Common Stock, or in any combination of Cash and Common Stock, subject to the conditions set forth in Sections 3.08(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(e), whether the Company will repurchase the Securities for Cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in Cash and/or Common Stock; PROVIDED that the Company will pay Cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are repurchased pursuant to this Section 3.08 shall receive the same percentage of Cash and/or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.08(d) with regard to the payment of Cash in lieu of fractional interests in shares of Common Stock and (ii) in the event that the Company is unable to repurchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may repurchase the Securities of such Holder or Holders for Cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this
Section 3.08(b) or Section 3.08(d).

         At least one Business Day before the Company Notice Date (as defined in
Section 3.08(c)), the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i)      the manner of payment selected by the Company,

                  (ii)     the information required by Section 3.08(e),

                  (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.08(d) have been or will be complied with, and

                  (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(e).

                  (c) REPURCHASE WITH CASH. At the option of the Company, the Purchase Price of Securities in respect of which a Repurchase Notice pursuant to
Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company with Cash equal to the aggregate Purchase Price, or such specified percentage thereof, as the case may be, of such Securities. If the Company elects to repurchase Securities with Cash, a Company Notice as provided in Section 3.08(e) shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to the Repurchase Date (the "COMPANY NOTICE DATE").

                  (d) PAYMENT BY ISSUANCE OF COMMON STOCK. At the option of the Company, the Purchase Price of Securities in respect of which a Repurchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in Cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

         The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay Cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security repurchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be repurchased.

         If the Company elects to repurchase the Securities by the issuance of shares of Common Stock, a Company Notice as provided in Section 3.08(e) shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

         The Company's right to exercise its election to repurchase the Securities pursuant to Section 3.08 through the issuance of shares of Common Stock shall be conditioned upon:

                  (i) the Company having given timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                  (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price under the Securities Act; unless the shares of Common Stock so issued can be freely resold by the Holder (unless such Holder is the Company or an Affiliate of the Company) receiving such shares without registration under the Securities Act;

                  (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the specified percentage of the Purchase Price in respect of Securities, will be validly issued, fully paid and nonassessable, and, in the case of such Officers' Certificate, stating that conditions (i), (ii) and (iii) above have been satisfied and, in the case of such Opinion of Counsel, stating that conditions
(ii) and (iii) above have been satisfied.

         Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated and ending on the Repurchase Date. The Company may elect to pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is reported in a daily newspaper of national circulation. If such conditions are not satisfied with respect to a Holder or Holders prior to or on the Repurchase Date and the Company elected to repurchase the Securities to be repurchased as of such Repurchase Date pursuant to this Section 3.08 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price in respect of such Securities of such Holder or Holders in Cash.

                  (e) NOTICE OF ELECTION. The Company's notices of election to repurchase with Cash or Common Stock, or any combination thereof, shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 13.02 hereof at the time specified in Section 3.08(c) or (d) hereof, as applicable (each, a COMPANY NOTICE). Such Company Notices shall state the manner of payment elected and shall contain the following information:

         In the event the Company has elected to pay a Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                           (1)      state  that  each  Holder  will  receive
Common Stock with a Market Price determined as of a specified date prior to the Repurchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any Cash amount to be paid in lieu of a fractional share); and

                           (2) set forth the method of calculating the Market
Price and state that because the Market Price of Common Stock will be determined prior to the Repurchase Date, the Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Repurchase Date.

         In any case, each Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

                  (i)      the Purchase Price and Conversion Rate;

                  (ii) the name and address of the Paying Agent and the Conversion Agent;

                  (iii) that Securities as to which a Repurchase Notice has been given may be converted only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (iv) that Securities must be surrendered to the Paying Agent to collect payment;

                  (v) that the Purchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security as described in clause (iv) above;

                  (vi)     the procedures the Holder must follow under
Section 3.08 hereof;

                  (vii)    briefly, the conversion rights of the Securities; and

                  (viii) the procedures for withdrawing a Repurchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.08(a)(1)(D) or Section 3.10 hereof).

         At the Company's request, the Trustee shall give the Company Notice in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that, in all cases, the text of the Company Notice shall be prepared by the Company.

                  (f) COVENANTS OF THE COMPANY. All shares of Common Stock delivered upon conversion or repurchase of the Securities shall be newly issued shares or treasury shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company shall use its best efforts to list or cause to have quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

                  (g) PROCEDURE UPON PURCHASE. On the Business Day following the Repurchase Date, the Company shall deposit with the Paying Agent Cash (in respect of a Cash purchase under Section 3.08(c) hereof or for fractional interests, as applicable), or shares of Common Stock, or a combination thereof, as applicable, sufficient to pay the aggregate Purchase Price in respect of the Securities to be repurchased pursuant to this Section 3.08. As soon as practicable after the Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Purchase Price and Cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Repurchase Date. Subject to Section 3.08(d) hereof, no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Repurchase Date.

                  (h) TAXES. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

         SECTION 3.09. REPURCHASE AT OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE.

                  (a) If a Fundamental Change shall occur at any time prior to July 2, 2019, each Holder of Securities shall have the right, at such Holder's option, to require the Company to repurchase any or all of Holder's Securities on the date that is 45 days after the date of the Company's notice of such Fundamental Change (the "FUNDAMENTAL CHANGE REPURCHASE DATE") (or if such date is not a Business Day, the next succeeding Business Day). The Securities may be repurchased in integral multiples of $1,000 of Principal Amount. The Company shall repurchase such Securities at a price (the "FUNDAMENTAL CHANGE PURCHASE PRICE") equal to the Issue Price plus accrued Original Issue Discount and interest, if any, to the Fundamental Change Repurchase Date. No Securities may be repurchased at the option of the Holders as a result of a Fundamental Change if there has occurred and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Securities).

                  (b) The Company, or at its request (which must be received by the Trustee at least three Business Days prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Securities a notice (a "FUNDAMENTAL CHANGE REPURCHASE NOTICE") of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the tenth day after the occurrence of such Fundamental Change. The Company shall promptly furnish the Trustee a copy of such notice.

                  (c) For a Security to be so repurchased at the option of the Holder, the Paying Agent must receive such Security with the form entitled "Option to Elect Repurchase Upon a Fundamental Change" on the reverse thereof duly completed, together with such Security duly endorsed for transfer, on or before the 45th day after the date of such notice (or if such 45th day is not a Business Day, the immediately preceding Business Day). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase shall be determined by the Company, whose determination shall be final and binding.

         SECTION 3.10. EFFECT OF REPURCHASE NOTICE OR FUNDAMENTAL CHANGE REPURCHASE NOTICE.

         Upon receipt by the Company of the Repurchase Notice or Fundamental Change Repurchase Notice specified in Section 3.08(a) hereof or Section 3.09(b) hereof, as applicable, the Holder of the Security in respect of which such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or

Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (x) the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) hereof or Section 3.09(c) hereof, as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a) hereof or Section 3.09(c) hereof, as applicable. Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Repurchase Notice (or Fundamental Change Repurchase Notice, as the case may be), unless such Repurchase Notice (or Fundamental Change Repurchase Notice, as the case may be) has first been validly withdrawn as specified in the following two paragraphs.

         A Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, to which it relates specifying:

                  (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

                  (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

                  (3) the Principal Amount, if any, of such Security which remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, and which has been or will be delivered for purchase or redemption by the Company.

         A written notice of withdrawal of a Repurchase Notice may be in the form of (i) a conditional withdrawal contained in a Repurchase Notice pursuant to the terms of Section 3.08(a)(1)(D) hereof or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) hereof and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

         There shall be no repurchase of any Securities pursuant to Section 3.08 hereof (other than through the issuance of Common Stock in payment of the Purchase Price, including Cash in lieu of any fractional shares) or repurchase pursuant to Section 3.09 hereof if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Securities).

         SECTION 3.11. DEPOSIT OF PURCHASE PRICE OR FUNDAMENTAL CHANGE PURCHASE PRICE.

         At or before 10 a.m., New York City time, on the Business Day following a Repurchase Date or a Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04 hereof) an amount of money and/or securities, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of such Repurchase Date or Fundamental Change Repurchase Date, as the case may be.

         SECTION 3.12.       SECURITIES REPURCHASED IN PART.

         Any Security that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not repurchased.

         SECTION 3.13. COVENANT TO COMPLY WITH SECURITIES LAWS UPON REPURCHASE OF SECURITIES.

         In connection with any repurchase of Securities under Sections 3.08 or 3.09 hereof, the Company shall (i) comply with Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act, if applicable, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

         SECTION 3.14.       REPAYMENT TO THE COMPANY.

         The Trustee and the Paying Agent shall return to the Company any Cash or shares of Common Stock that remain unclaimed as provided in paragraph 14 of the Securities, together with interest or dividends, if any, thereon, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; PROVIDED, HOWEVER, that to the extent that the aggregate amount of Cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 hereof exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then promptly after the Business Day following the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon.

                                   ARTICLE 4.
                                   COVENANTS

         SECTION 4.01.       PAYMENT OF SECURITIES.

         The Company shall promptly pay or cause to be paid all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest, if any, shall be considered paid on the applicable date due or, in the case of a Purchase Price or Fundamental Change Purchase Price, on the Business Day following the applicable Repurchase Date or Fundamental Change Repurchase Date, as the case may be, if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amount then due.

         The Company shall pay interest on overdue amounts at the rate set forth in paragraph 1 of the Securities and it shall pay interest on overdue interest at the same rate compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue and shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         SECTION 4.02.       FINANCIAL INFORMATION; SEC REPORTS.

         The Company will deliver to the Trustee (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company
(i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, all reported on by an independent public accountant of nationally recognized standing and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations and a description of the business and properties of the Company and (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company (i) an unaudited consolidated financial report for such quarter and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations of the Company; PROVIDED that the foregoing shall -not be required for any fiscal year or quarter, as the case may be, with respect to which the Company files or expects to file with the Trustee an annual report or quarterly report, as the case may be, pursuant to the third paragraph of this Section 4.02.

         At any time the Company is not subject to either Section 13 or 15(d) of the Exchange Act, the Company shall at the request of any Holder (or holders of Common Stock issued upon conversion of the Securities) provide to such Holder (or holders of such Common Stock) and any prospective purchaser designated by such Holders (or holders of such Common Stock), as the case may be, such information, if any, required by Rule 144A(d)(4) under the Securities Act.

         The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from the information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.03.       COMPLIANCE CERTIFICATE.

         The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate in which one of the two Officers signing such certificate is either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the knowledge of the signers thereof the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which the signers may have knowledge.

         The Company will deliver to the Trustee, as soon as possible and in any event within five days, upon becoming aware of any Default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or any Event of Default, an Officers' Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

         Any notice required to be given under this Section 4.03 shall be delivered to the Trustee at its Corporate Trust Office.

         SECTION 4.04.       FURTHER INSTRUMENTS AND ACTS.

         Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         SECTION 4.05.       MAINTENANCE OF OFFICE OR AGENCY.

         The Company will appoint in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office or agency in the Borough of Manhattan, The City of New York, shall be the Corporate Trust Office of the Trustee, and shall be the office or agency for all of the aforesaid purposes unless the Company shall appoint some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

         SECTION 4.06.       EXISTENCE.

         Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence under the laws of its jurisdiction of incorporation, and to maintain all qualifications, permits and licenses (including, without limitation, all licenses and certifications required pursuant to any health maintenance organization regulation in connection with the ownership or operation of health maintenance organizations and the conduct of the health care, managed care and health insurance businesses and businesses incidental thereto) necessary in the normal conduct of its business; PROVIDED, HOWEVER, that the Company shall not be required to maintain any such qualification, permit or license if the Company shall determine that the maintenance thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 4.07.       CALCULATION OF ORIGINAL ISSUE DISCOUNT.

         The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on the outstanding Securities as of the end of such year and (ii) such other specific information relating to such Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE 5.
                              SUCCESSOR CORPORATION

         SECTION 5.01.       WHEN THE COMPANY MAY MERGE OR TRANSFER ASSETS.

         The Company shall not consolidate with or merge with or into any other Person (other than in a merger or consolidation in which the Company is the surviving Person) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                  (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, the due and punctual payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any, on the Securities, according to their tenor, and the due and punctual performance of all of the covenants and obligations of the Company under the Securities and this Indenture, and shall have provided for conversion rights in accordance with this Indenture;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

         The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

         SECTION 6.01.       EVENTS OF DEFAULT.

         An EVENT OF DEFAULT occurs if:

                  (1) the Company defaults in the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or a Fundamental Change Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for repurchase by the Company or otherwise, whether or not such payment shall be prohibited by Article 10 hereof;

                  (2) after exercise of the option provided for in Section
12.01 hereof following a Tax Event, the Company defaults in the payment of interest upon any Security when such interest becomes due and payable, and such default continues for a period of 30 days;

                  (3) failure of the Company to perform or comply with the provisions of Section 11.02 hereof, and such failure continues for a period of 10 days;

                  (4) the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clauses (1) through (3) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

                  (5) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court having jurisdiction in the premises of the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed of a period of 60 consecutive days; or

                  (6) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         A Default under clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (2) above after actual receipt of such notice (a NOTICE OF DEFAULT). Any such notice must specify the Default, demand that it be remedied and state that such notice is a Notice of Default.

         SECTION 6.02.       ACCELERATION.

         If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6) hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price and accrued Original Issue Discount (or, if the Securities have been converted to Semiannual Coupon Debentures, the Restated Principal Amount, plus accrued and unpaid interest) to the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price and accrued Original Issue Discount (or, if the Securities have been converted to Semiannual Coupon Debentures, the Restated Principal Amount, plus accrued and unpaid interest) shall become and be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) hereof occurs and is continuing, the Issue Price and accrued Original Issue Discount (or, if the Securities have been converted to Semiannual Coupon Debentures, the Restated Principal Amount, plus accrued and unpaid interest) on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Company and the Trustee (and without notice to any other Holder), may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price and accrued Original Issue Discount (or, if the Securities have been converted to Semiannual Coupon Debentures, the Restated Principal Amount, plus accrued and unpaid interest) that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 hereof have been paid. No such rescission shall affect any subsequent or other Default or Event of Default or impair any consequent right.

         SECTION 6.03.       OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price and accrued Original Issue Discount (or, if the Securities have been converted to Semiannual Coupon Debentures, the Restated Principal Amount, plus accrued and unpaid interest) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04.       WAIVER OF PAST DEFAULTS.

         The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Company and the Trustee (and without notice to any other Holder), may waive an existing Default or Event of Default and its consequences except (1) an Event of Default described in Section 6.01(l) or (2) hereof, (2) a Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Holder affected or (3) a Default that constitutes a failure to convert any Security in accordance with the terms of Article 11 hereof. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

         SECTION 6.05.       CONTROL BY MAJORITY.

         The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it.

         SECTION 6.06.       LIMITATION ON SUITS.

         A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Company and the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60 day period.

         A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

         SECTION 6.07.       RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, but subject to Article 10, the right of any Holder to receive payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any date of redemption, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert the Securities in accordance with Article 11, shall not be impaired or affected adversely without the consent of each such Holder.

         SECTION 6.08.       COLLECTION SUIT BY TRUSTEE.

         If an Event of Default described in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section
7.07 hereof.

         SECTION 6.09.       TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental

Change Purchase Price or interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

         If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any holder or holders of Senior Indebtedness or their representative or representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Indebtedness as provided in this Article and to file and prove all claims therefor and to take all such other action in the name of the holders or otherwise as such holders of Senior Indebtedness or the Representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claims of any Holder in any such proceeding.

         SECTION 6.10.       PRIORITIES.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         FIRST:  to the Trustee for amounts due under Section 7.07 hereof;

         SECOND:  to holders of Senior Indebtedness to the extent required by
Article 10 hereof;

         THIRD: to Holders for amounts due and unpaid on the Securities for the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

         FOURTH:  the balance, if any, to the Company.

         The Trustee may fix a proposed record date and payment date for any payment to Holders pursuant to this Section 6.10 and shall notify the Company in writing with respect to such proposed record date and payment date. At least 15 days before such record date, the Company (or the Trustee at the request of the Company) shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11.       UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, any suit by a Holder for the enforcement of the payment of the Principal Amount, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any, on or after the due date expressed in such Security or to any suit for the enforcement of the right to convert the Security pursuant to
Article 11, or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding.

         SECTION 6.12.       WAIVER OF STAY, EXTENSION OR USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect of Securities, or any interest on any such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7.
                                     TRUSTEE

         SECTION 7.01.       DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (1)      the Trustee need perform only those
duties that are  specifically  set forth in this Indenture and no others; and

                           (2)      in the absence of bad faith on its part,
the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (1)      this paragraph (c) does not limit the
effect of paragraph (b) of this Section 7.01;

                           (2)      the Trustee shall not be liable for any
error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3)      the Trustee shall not be liable with
respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

Subparagraphs (c)(1),(2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this
Section 7.01.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

                  (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

         SECTION 7.02.       RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require a Company Order, an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Company Order, Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) Subject to the provisions of Section 7.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, unless the Holders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any negligent act on the part of any agent or attorney appointed with due care by it hereunder.

                  (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee in accordance with Section 13.02 hereof, and such notice references the Securities and this Indenture.

                  (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  (k) The Trustee shall be under no obligation to expend or risk its own funds or to exercise, at the request or direction of any of the Holders, any of the rights or powers vested in it by this Indenture pursuant to this Indenture.

         SECTION 7.03.       INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with the like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

         SECTION 7.04.       TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the prospectus for the Securities or in this Indenture or the Securities (other than its certificate of authentication), the acts of a prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

         SECTION 7.05.       NOTICE OF DEFAULTS.

         If a Default occurs and is continuing and if it is actually known by a Trust Officer or if written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee in accordance with Section 13.02 hereof, and such notice references the Securities and this Indenture, the Trustee shall give to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default described in
Section 6.01(1) or (2) hereof, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such provision is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not give notice of a Default pursuant to
Section 6.01(4) until at least 60 days have passed since its occurrence.

         SECTION 7.06.       REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 1, beginning with the May 1 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 1 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

         SECTION 7.07.       COMPENSATION AND INDEMNITY.

         The Company agrees:

                  (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expense, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee for, and to hold it harmless against, any and all loss, damage, claims, liability or expense (including taxes other than taxes based upon, measured by, or determined by the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any, as the case may be, on particular Securities.

         The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 7.08.       REPLACEMENT OF TRUSTEE.

         The Trustee may resign by so notifying the Company; PROVIDED, HOWEVER, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with, or ceases to be eligible under, Section 7.10 hereof;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

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

                  (3) a receiver or public officer takes charge or control of the Trustee or its property or affairs; or

                  (4) the Trustee otherwise in the Company's reasonable judgment becomes incapable of acting.

         In addition, the Company may remove the Trustee if the Company determines that the services provided by the Trustee hereunder may be obtained at a substantially lower cost to the Company, determined in the sole discretion of the Company.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided for in Section
7.07 hereof. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

         If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         SECTION 7.09.       SUCCESSOR TRUSTEE BY MERGER.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including the trust created by this Indenture) or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee hereunder, PROVIDED such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

         SECTION 7.10.       ELIGIBILITY; DISQUALIFICATION.

         The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee shall have a combined capital and surplus of at least $50,000,000 (or if the Trustee is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000) as set forth in its most recent published annual report of conditions. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall correct such ineligibility or resign immediately in the manner and with the effect specified in this Article 7.

         SECTION 7.11.       PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                             DISCHARGE OF INDENTURE

         SECTION 8.01.       DISCHARGE OF LIABILITY ON SECURITIES.

         When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee Cash and/or securities, as permitted by the terms hereof, sufficient to pay at Stated Maturity the Principal Amount of all outstanding Securities (other than Securities replaced pursuant to Section
2.07 hereof), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07 hereof, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

         SECTION 8.02.       REPAYMENT TO THE COMPANY.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such return, shall, in the event that the Securities are no longer held in global form, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

                                   ARTICLE 9.
                                   AMENDMENTS

         SECTION 9.01.       WITHOUT CONSENT OF HOLDERS.

         The Company and the Trustee may amend this Indenture and the Securities without the consent of any Holder:

                  (1) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions with regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of the Holders;

                  (2) to provide for the assumption of the Company's obligations to the Holders of the Debentures in case of a merger or consolidation or sale of all or substantially all of the Company's assets;

                  (3) to provide for uncertificated Securities in addition to certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

                  (4) to make any change that does not adversely affect the right of any Holder; or

                  (5) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification, if any, of the Indenture under the TIA.

         SECTION 9.02.       WITH CONSENT OF HOLDERS.

         The Company and the Trustee, with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, may amend this Indenture or the Securities. However, without the consent of each Holder affected, an amendment or supplement to this Indenture or the Securities may not:

                  (1) make any change to the Principal Amount of Securities whose Holders must consent to an amendment;

                  (2) make any change to the manner or rate of accrual in connection with Original Issue Discount or interest, if any, reduce the rate of interest referred to in paragraph 1 of the Securities or extend the time for payment of Original Issue Discount or interest, if any, on any Security;

                  (3) reduce the Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

                  (4) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of any Security;

                  (5) make any Security payable in money or securities other than that stated in the Security;

                  (6) make any change in Article 10 hereof that adversely affects the rights of any Holder;

                  (7) make any change in Sections 6.04 or 6.07 hereof or this
Section 9.02, except to increase the percentage of Holders referenced in Sections 6.04 or 6.07 hereof, as applicable;

                  (8) make any change that adversely affects the right of Holders to convert any Security; or

                  (9) make any change that adversely affects the right of Holders to require the Company to repurchase the Securities, or the right to require the Company to repurchase the Securities upon a Fundamental Change, in accordance with the terms thereof and this Indenture.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section 9.02 or Section 9.01 hereof may not make any change that adversely affects the rights under Article 10 hereof of any holder of Senior Indebtedness then outstanding unless the requisite holders of such Senior Indebtedness consent to such change pursuant to the terms of such Senior Indebtedness.

         After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

         SECTION 9.03.       COMPLIANCE WITH TRUST INDENTURE ACT.

         Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA as then in effect, if then required to so comply.

         SECTION 9.04.       REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND
ACTIONS.

         Until an amendment, waiver or other action becomes effective, a consent to it or any other action by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

         SECTION 9.05.       NOTATION ON OR EXCHANGE OF SECURITIES.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

         SECTION 9.06.       TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES.

         The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         SECTION 9.07.       EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10.
                                  SUBORDINATION

         SECTION 10.01.      AGREEMENT OF SUBORDINATION.

         The Company covenants and agrees for itself and its successors, and each Holder of Securities issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 10, and each Person holding any such Security whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

         The payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest and any other amounts payable, if any, in respect of all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in Cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred, or thereafter created, assumed or guaranteed.

         No provision of this Article 10 shall prevent the occurrence of any Default or Event of Default hereunder.

         SECTION 10.02.      PAYMENTS TO HOLDERS.

         No payment shall be made with respect to the payment of Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest and any other amounts payable, if any, on the Securities, except payments and distributions made by the Trustee as permitted by Section 10.05, if:

                  (i) a default in any payment obligations in respect of Designated Senior Indebtedness occurs and is continuing, without regard to any applicable period of grace (whether at maturity or at a date fixed for payment or by declaration or otherwise); or

                  (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits the holders of such Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a PAYMENT BLOCKAGE NOTICE) from a holder of Designated Senior Indebtedness or a Representative of Designated Senior Indebtedness.

         If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be the basis for a subsequent Payment Blockage Notice (it being acknowledged that (x) any action of the Company or any of its Subsidiaries occurring subsequent to delivery of a Payment Blockage Notice that would give rise to any event of default pursuant to any provision of Senior Indebtedness under which an event of default previously existed (or was continuing at the time of delivery of such Payment Blockage Notice) shall constitute a new event of default for this purpose and (y) any breach of a financial covenant giving rise to a nonpayment default for a period ending subsequent to the date of delivery of the respective Payment Blockage Notice shall constitute a new event of default for this purpose).

         The Company may and shall resume payments on and distributions in respect of the Securities:

                  (1) in case of a default referred to in clause (i) above, the earlier of the date upon which the default is cured or waived in accordance with the terms of the governing instrument or ceases to exist, or

                  (2) in the case of a default referred to in clause (ii) above, the earlier of the date upon which the default is cured, waived in accordance with the terms of the governing instrument or ceases to exist or 179 days pass after the applicable Payment Blockage Notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 10 otherwise prohibits the payment or distribution at the time of such payment or distribution.

         Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in Cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization or bankruptcy of the Company, whether voluntary or involuntary, or insolvency, receivership or similar proceedings relating to the Company or its property, or an assignment for the benefit of creditors or any marshaling of the Company's assets or liabilities, all amounts due or to become due upon all Senior Indebtedness of the Company shall first be paid in full in Cash or other payment satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest or any other amounts payable, if any, in respect of the Securities (except payments made pursuant to Article 8 hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution or winding-up or liquidation or reorganization or bankruptcy of the Company, whether voluntary or involuntary or insolvency, receivership or similar proceedings relating to the Company or its property, or an assignment of the benefit of creditors or any marshaling of the Company's assets or liabilities), and upon any such dissolution or winding-up or liquidation or reorganization or bankruptcy of the Company, whether voluntary or involuntary or insolvency, receivership or similar proceedings relating to the Company or its property, or an assignment of the benefit of creditors or any marshaling of the Company's assets or liabilities, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in Cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provisions of this Article 10, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company as their interests may appear or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear to the extent necessary to pay all such Senior Indebtedness in full in Cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

         In the event that any Securities are declared due and payable before their Stated Maturity pursuant to Section 6.02 hereof, then and in such event the Company shall promptly notify holders of its Designated Senior Indebtedness of such acceleration. The Company may not pay the Securities until five days have passed after such acceleration occurs and may thereafter pay the Securities only to the extent that this Article 10 permits the payment at that time.

         In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in Cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this
Section 10.02, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness of the Company is paid in full in Cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in Cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         For purposes of this Article 10, the words Cash, property or securities shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
Article 10 with respect to the Securities to the payment of all Senior Indebtedness of the Company which may at the time be outstanding; PROVIDED that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness (other than leases that are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5 hereof.

         Nothing in this Section 10.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof. This Section 10.02 shall be subject to the further provisions of Section 10.05 hereof.

         SECTION 10.03.      SUBROGATION OF SECURITIES.

         Subject to the payment in full in Cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness of the Company, the rights of the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of Cash, property or securities of the Company applicable to such Senior Indebtedness until the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest, if any, in respect of the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any Cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 10, and no payment over pursuant to the provisions of this Article 10, to or for the benefit of the holders of such Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of its Senior Indebtedness, and the Holders of the Securities be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of Cash, property or securities to or for the benefit of the holders of the Securities pursuant to the subrogation provisions of this Article 10, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of its Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest, if any, in respect of the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of its Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness in respect of Cash, property or securities of the Company received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Section 7.01 hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee, to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

         SECTION 10.04.      AUTHORIZATION BY HOLDERS.

         Each Holder of a Security by such Holder's acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article 10 and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

         SECTION 10.05.      NOTICE TO TRUSTEE.

         The Company shall give prompt written notice in a form of an Officers' Certificate to a Trust Officer of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 10, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article 10.

Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 10, unless and until a Trust Officer shall have actually received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a holder or holders of Senior Indebtedness or a Representative or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 hereof, shall be entitled in all respects to assume that no such facts exist; PROVIDED that if on a date not fewer than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest or any other amounts payable, if any, in respect of any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 10.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

         Notwithstanding anything to the contrary herein set forth, nothing shall prevent any payment of amounts deposited with the Trustee pursuant to
Section 8.01 hereof so long as the Trustee had no notice that such amounts when so deposited were prohibited pursuant to the provisions of Section 10.02 hereof.

         The Trustee, subject to the provisions of Section 7.01, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder or a Representative of Designated Senior Indebtedness or a Representative of Senior Indebtedness of the Company (or a trustee on behalf of such holder) to establish that such notice has been given by a holder or a Representative of Designated Senior Indebtedness or a Representative of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 10.06.      TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 in respect of any Senior Indebtedness of the Company at any time held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in this Article 10 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder. The provisions of this Article 10 shall not apply to the Trustee's rights under
Section 7.07 hereof.

         With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and, subject to the provisions of Section
7.01 hereof, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

         SECTION 10.07.      NO IMPAIRMENT OF SUBORDINATION.

         No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by (i) any amendment of or addition or supplement to any such Senior Indebtedness or any instrument or agreement relating thereto (unless otherwise expressly provided therein), or (ii) any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the instrument, regardless of any knowledge thereof which any such holder may have or otherwise be charged with or (iii) a failure to act by any Holders of Securities or the failure of such Holder to comply with this Indenture.

         SECTION 10.08. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS.

         Each Holder of Securities by such Holder's acceptance thereof, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created, assumed or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and no amendment or modification of the provisions contained herein shall diminish the rights of such holder or holders unless such holder or holders shall have agreed in writing thereto.

         SECTION 10.09.      REINSTATEMENT OF SUBORDINATION.

         If, at any time, all or part of any payment of any Senior Indebtedness theretofore made by the Company or any other Person is rescinded or must otherwise be returned by the holders of such Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other Person), these subordination provisions shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

         SECTION 10.10.      PERMITTED PAYMENTS.

         Nothing contained in this Article 10 or elsewhere in this Indenture, or in the Securities shall prevent (a) the Company at any time, except under the conditions described in Section 10.02 hereof, from making payments at any time of Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest or any other amounts payable, if any, in respect of the Securities, or from depositing with the Trustee or any Paying Agent money for such payments, or (b) the application by the Trustee or Paying Agent of any moneys deposited with it under this Indenture to the payment of or on account of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest or any other amounts payable, if any, in respect of the Securities to the Holders of the Securities entitled thereto to the beneficiaries thereof, if such payment would not have been prohibited by the provisions of Section 10.02 hereof.

         SECTION 10.11.      ARTICLE APPLICABLE TO PAYING AGENTS.

         If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article 10 in addition to or in place of the Trustee; PROVIDED, HOWEVER, that the first paragraph of Section 10.05 hereof shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         SECTION 10.12.      TREATMENT OF CONVERSION PAYMENTS.

         Notwithstanding anything in this Indenture to the contrary, neither the issuance and delivery of junior securities upon conversion of the Securities in accordance with Article 11 nor the payment of Cash in lieu of fractional shares of Common Stock in accordance with Article 11 shall be deemed to constitute a payment or distribution on account of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price or Fundamental Change Purchase Price or interest or any other amounts payable, if any, in respect of the Securities. For the purposes of this paragraph, the term "junior securities" means (a) shares of any stock of any class of the Company, (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness of the Company which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article 10, and (c) any securities into which the Securities become convertible pursuant to Section
11.14 hereof which are securities of a Person required to enter into a supplemental indenture pursuant to such section (or Section 5.01 hereof) and are either (x) shares of any stock of any class of such Person, or (y) securities of such Person which are subordinated in right of payment to all Senior Indebtedness of such Person which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities or, are so subordinated as provided in this Article
10. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior

Indebtedness, and the holders of the Securities, the right, which is absolute and unconditional, of the holder of any Security to convert such Security in accordance with Article 11 hereof.

         SECTION 10.13. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

                                   ARTICLE 11.
                                   CONVERSION

         SECTION 11.01.      CONVERSION PRIVILEGE.

         A Holder of a Security may convert such Security for Common Stock at any time during the period stated in paragraph 9 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof (the "CONVERSION RATE") shall be that set forth in paragraph 9 in the Securities, subject to adjustment as herein set forth.

         The Holders' right to convert Securities into shares of Common Stock is subject to the Company's right to elect to instead pay such Holder the amount of Cash set forth in the next succeeding sentence, in lieu of delivering such shares of Common Stock; PROVIDED, HOWEVER, that if such payment of Cash is not permitted pursuant to the provisions of this Indenture or the provisions of any other agreement or instrument to which the Company is a party or by which it is bound or otherwise, the Company shall deliver shares of Common Stock (and Cash in lieu of fractional shares of Common Stock) in accordance with this Article 11, whether or not the Company has delivered a notice pursuant to Section 11.02 hereof to the effect that the Securities would be paid in Cash. The amount of Cash to be paid pursuant to Section 11.02 hereof for each $1,000 of Principal Amount of a Security upon conversion shall be equal to the Sale Price of the Common Stock on the Trading Day immediately prior to the related Conversion Date multiplied by the Conversion Rate in effect on such Trading Day. The Company shall not pay Cash in lieu of delivering shares of Common Stock upon the conversion of any Security pursuant to the terms of this Article 11 (other than Cash in lieu of fractional shares pursuant to Section 11.03 hereof) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether such Security shall be converted into shares of Common Stock or Cash pursuant to Section 11.02 hereof) and is continuing an Event of Default (other than a default in a Cash payment upon conversion of such Securities), PROVIDED, HOWEVER, that this sentence shall not apply in the event that an Event of Default occurs after such Cash is paid.

         A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         SECTION 11.02.      CONVERSION PROCEDURE.

         To convert a Security a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder of Securities satisfies all those requirements is the conversion date (the "CONVERSION DATE"). Within two Business Days following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, written notice of whether such Security shall be converted into shares of Common Stock or paid in Cash. If the Company shall have notified the Holder that such Security shall be converted into shares of Common Stock, the Company shall deliver to the Holder no later than the seventh Business Day following the Conversion Date a certificate for the number of full shares of Common Stock issuable upon the conversion and Cash in lieu of any fractional share determined pursuant to Section 11.03 hereof. Except as provided in Section 11.01 hereof, if the Company shall have notified the Holder that such Security shall be paid in Cash, the Company shall deliver to the Holder surrendering such Security the amount of Cash payable with respect to such Security on the fifth Business Day following such Conversion Date. Except as provided in Section 11.01 hereof, the Company may not change its election with respect to the consideration to be delivered upon conversion of a Security once the Company has notified the Holder in accordance with this paragraph. The Person in whose name the certificate is registered shall be treated as the stockholder of record on and after the Conversion Date; PROVIDED, HOWEVER, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

         No payment on the Securities or adjustment of the Conversion Rate will be made for dividends on or other distributions with respect to any Common Stock except as provided in this Article 11. On conversion of a Security, that portion of accrued Original Issue Discount (or interest, if the Company has exercised the option provided for in Section 12.01 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 12.01 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the Cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof.

         If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable or Cash paid upon the conversion shall be based on the total Principal Amount of the Securities converted.

         Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

         If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that it is not a Legal Holiday.

         SECTION 11.03.      FRACTIONAL SHARES.

         The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver Cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the last reported sale price (determined as set forth in the definition of Market Price) on the last Trading Day prior to the Conversion Date of a full share by the fractional amount and rounding the product to the nearest whole cent.

         SECTION 11.04.      TAXES ON CONVERSION.

         If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

         SECTION 11.05.      COMPANY TO PROVIDE STOCK.

         The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

         All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

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

         The Company further covenants that if at any time the Common Stock shall be quoted or listed on the NASDAQ National Market or the NYSE or any other automated quotation system or national securities exchange or the Company will, if permitted by the rules of such automated quotation system or exchange, list and keep listed, so long as the Common Stock shall be so listed on such automated quotation system or exchange, all shares of Common Stock issuable upon conversion of the Securities; PROVIDED, HOWEVER, that if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

         SECTION 11.06.      ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

         In case the Company shall (i) pay a dividend, or make a distribution, in shares of its Common Stock, on its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such Security been converted immediately prior to the occurrence of such event. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend as distribution had not been declared. An adjustment made pursuant to this Section 11.06 shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

         SECTION 11.07.      ADJUSTMENT FOR RIGHTS OR WARRANTS.

         In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Market Price per share of Common Stock at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered to holders of Common Stock for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Market Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price of such Common Stock, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than Cash, to be determined by the Board of Directors.

         SECTION 11.08.      ADJUSTMENT FOR OTHER DISTRIBUTIONS.

                  (a) In case the Company shall distribute to all holders of its Common Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any shares of any class of capital stock of the Company (other than Common Stock), or evidences of indebtedness of the Company or of assets (other than Cash and other than dividends, distributions or rights or warrants to subscribe for or purchase any of its securities referred to in Section 11.07 hereof) (any of the foregoing hereinafter in this Section 11.08(a) called the "DISTRIBUTED SECURITIES"), then, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Market Price per share of the Common Stock on the record date mentioned below, and the denominator shall be the Market Price per share of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Security immediately prior to such record date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 11.08(a) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Market Price of the Common Stock.

         Notwithstanding the foregoing provisions of this Section 11.08(a), no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such record date, converted such Security for Common Stock; PROVIDED that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Security would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Security.

                  (b) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock Cash (excluding (x) any quarterly Cash dividend on the Common Stock to the extent the aggregate Cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly Cash dividend on the Common Stock to the extent such preceding quarterly dividend did not require any adjustment of the Conversion Rate pursuant to this Section 11.08(b) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the average of the last reported sales price of the Common Stock (determined as provided in the definition of Market Price) during the ten Trading Days immediately prior to the date of declaration of such dividend and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, unless the Company elects to reserve such Cash for distribution to the Holders of the Securities upon the conversion of the Securities so that any such Holder converting Securities will receive upon such conversion in addition to the shares of Common Stock to which such Holder is entitled, the amount of Cash which such Holder would have received if such Holder had, immediately prior to the record date for such distribution of Cash, converted its Securities for Common Stock, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the record date by a fraction of which the numerator shall be such Market Price of the Common Stock and the denominator shall be the Market Price of the Common Stock on the record date less the amount of Cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, such increase to be effective immediately prior to the opening of business on the day following the record date; PROVIDED, HOWEVER, that in the event that the portion of the Cash so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Cash such Holder would have received had such Holder converted each Security on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 11.08(b) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly Cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 11.08(b) above as a result of a

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

distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

                  (c) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of such Board of Directors at the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) at the Expiration Time that exceeds the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which (i) the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time, other than shares of Common Stock tendered by the California HealthCare Foundation (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and (ii) the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be effect if such tender or exchange offer had not been made.

                  (d) In case of a tender or exchange offer by a Person other than the Company or any Subsidiary for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors at the last time (the "TENDER EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) at the Tender Expiration Time that exceeds the Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, and in which, as of the Tender Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Tender Expiration Time by a fraction of which (i) the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to

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

a maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "TENDER PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Tender Purchased Shares) on the Tender Expiration Time and the Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, and (ii) the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Tender Expiration Time multiplied by the Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Tender Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 11.08(d) shall not be made if, as of the Tender Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 5 hereof.

         SECTION 11.09.      WHEN ADJUSTMENT MAY BE DEFERRED.

         No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are made shall be carried forward and taken into account any subsequent adjustment.

         All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

         SECTION 11.10.      WHEN NO ADJUSTMENT REQUIRED.

         No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value or no par value of the Common Stock.

         To the extent the Securities become convertible into Cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the Cash, assets, property or such securities. Interest will not accrue on the Cash.

         SECTION 11.11.      NOTICE OF ADJUSTMENT.

         Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or

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

responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

         SECTION 11.12.      VOLUNTARY INCREASE.

         The Company may make such increases in the Conversion Rate, in addition to those required by Sections 11.06, 11.07 and 11.08 hereof, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. The Company shall mail such notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

         SECTION 11.13.      NOTICE OF CERTAIN TRANSACTIONS.

         If:

                  (1) the Company makes any distribution or dividend that would require an adjustment in the Conversion Rate pursuant to Section 11.06, 11.07 or 11.08 hereof; or

                  (2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.14 hereof; or

                  (3) there is a liquidation, dissolution or winding-up of the Company;

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

         SECTION 11.14.      EFFECT OF RECLASSIFICATION, CONSOLIDATION,
MERGER OR SALE.

         If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as,

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

an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including Cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at such Holder's address appearing on the Security register provided for in Section 2.03 hereof.

         The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, combinations, and sales.

         If this Section applies, none of Sections 11.06, 11.07 nor 11.08 hereof apply.

         SECTION 11.15.      COMPANY DETERMINATION FINAL.

         Any determination that the Company or the Board of Directors must make pursuant to Sections 11.03, 11.06, 11.07, 11.08, 11.09, 11.10, 11.14 or 11.17
hereof is conclusive.

         SECTION 11.16.      TRUSTEE'S ADJUSTMENT DISCLAIMER.

         The Trustee has no duty to determine when an adjustment under this
Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section
11.14 hereof need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article 11, and shall not be deemed to have knowledge of any adjustment unless and until it shall have received a notice of adjustment pursuant to Section 11.11 hereof. Each Conversion Agent shall have the same protection under this Section 11.16 as the Trustee.

         SECTION 11.17.      SIMULTANEOUS ADJUSTMENTS.

         In the event that this Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.06, 11.07, 11.08(a) or 11.08(b) hereof, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.08(a) hereof, second, the provisions of Section 11.08(b) hereof, third, the provisions of Section 11.06 hereof and, fourth, the provisions of Section 11.07 hereof.

         SECTION 11.18.      SUCCESSIVE ADJUSTMENTS.

         After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.

         SECTION 11.19. RIGHTS ISSUED IN RESPECT OF COMMON STOCK ISSUED UPON CONVERSION.

         Notwithstanding any other provision hereof, in the event that the Company implements a stockholders' rights plan, such rights plan shall provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, such rights whether or not such rights have separated from the Common Stock at the time of such conversion.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events
(TRIGGER EVENT):

                  (i) are deemed to be transferred with such shares of Common Stock,

                  (ii)  are not exercisable, and

                  (iii) are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of Section 11.08(a) hereof until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 11.08(a) hereof, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Rate shall be readjusted as if such issuance had not occurred.

         SECTION 11.20.      GENERAL CONSIDERATIONS.

         Whenever successive adjustments to the Conversion Rate are called for pursuant to this Article 11, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of this Article 11 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

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


                                   ARTICLE 12.
                                SPECIAL TAX EVENT

         SECTION 12.01. OPTIONAL CONVERSION TO SEMIANNUAL COUPON DEBENTURE UPON TAX EVENT.

         From and after the date (the "TAX EVENT DATE") of the occurrence of a Tax Event, at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at 2.0% per annum on a principal amount per Security (the "RESTATED PRINCIPAL AMOUNT") equal to the Issue Price plus Original Issue Discount accrued to the date immediately prior to the Tax Event Date or the date on which the Company exercises the option described herein (to convert the Security into a Semiannual Coupon Debenture), whichever is later (such date, the "OPTION EXERCISE DATE"). Such interest shall accrue from the Option Exercise Date and shall be payable semiannually on January 2 and July 2 of each year (each an "INTEREST PAYMENT DATE") to Holders of record at the close of business on December 15 or June 15 (each a "REGULAR RECORD DATE") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by first-class mail to the Trustee.

         SECTION 12.02.      PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

                  (a) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a permanent global Security, interest payable on any Interest Payment Date will be paid to the Depositary, Euroclear and/or CEDEL, as the case may be, with respect to that portion of such permanent global Security held for its account by Cede & Co. or the London office of a depositary, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

                  (b) Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, as its election in each case, as provided in clause (1) or (2) below:

                           (1) The Company may elect to make payment of any
                  Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Holders maintained pursuant to Section 2.05 hereof not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each place of payment, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                           (2) The Company may make payment of any Defaulted
                  Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

           Subject to the foregoing provisions of this Section and Section
2.06 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue,which were carried by such other Security.

                                   ARTICLE 13.
                                  MISCELLANEOUS

         SECTION 13.01.      TRUST INDENTURE ACT.

         This Indenture is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA; PROVIDED, HOWEVER that this Section 13.01 shall not require this Indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA, nor shall it

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

constitute any admission or acknowledgment by any party that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the TIA, such required provision shall control.

         SECTION 13.02.      NOTICES.

                  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by overnight courier) to the following facsimile numbers:

         if to the Company:
                  WellPoint Health Networks Inc.
                  1 Wellpoint Way
                  Thousand Oaks, California 91362
                  Attn:  General Counsel
                  Telephone Number: (805) 557-6110
                  Facsimile Number: (805) 557-6820

         if to the Trustee:
                  The Bank of New York
                  101 Barclay Street, 21W
                  New York, New York 10286
                  Attn:  Corporate Trust Trustee Administration
                  Telephone Number: (212) 875-5763
                  Facsimile Number: (212) 815-5915

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication given to a Holder shall be mailed to the Holder, by first class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

         If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

         SECTION 13.03.      COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee,

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

the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

         SECTION 13.04.      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 13.05.      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that each individual making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement that, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 13.06.      SEPARABILITY CLAUSE.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 13.07. RULES BY TRUSTEE, PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

         The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

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


         SECTION 13.08.      GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 13.09.      NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 13.10.      SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 13.11.      MULTIPLE ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first written above.


                                                WELLPOINT HEALTH NETWORKS INC.



                                                By:/s/  Thomas C. Geiser
                                                ------------------------------
                                                   Thomas C. Geiser
                                                   Executive Vice President,
                                                   General Counsel and Secretary





                                                THE BANK OF NEW YORK, as Trustee


                                                By:/s/  Michele Russo
                                                --------------------------------
                                                   Michele Russo
                                                   Assistant Treasurer

                                    EXHIBIT A
                                    ---------

                           [FORM OF FACE OF SECURITY]

                         WELLPOINT HEALTH NETWORKS INC.

             ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURE DUE 2019

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO R. DAVID KRETSCHMER OF THE COMPANY, AT
(805) 557-6070.

No.
Issue Date:  July 2, 1999                     Original Issue Discount:  $328.35
Issue Price:  $671.65                        (for each $1,000 Principal Amount)
(for each $1,000 Principal Amount)
                                                            CUSIP:  949 73H AA6

         WellPoint Health Networks Inc., a Delaware corporation, promises to pay to _________________ or registered assigns, on July 2, 2019 [the Principal Amount of _____________________________ Dollars ($_______________________)].(1)

         This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, WellPoint Health Networks Inc. has caused this instrument to be duly executed.

                                             WELLPOINT HEALTH NETWORKS INC.

                                             By     -----------------------
                                             Name:  -----------------------
                                             Title: -----------------------

Dated:__________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By ____________________________________________
             Authorized Signatory


-----------------------

(1) The global Security will read instead: "The Principal Amount then shown on Schedule A hereto."

                       [FORM OF REVERSE SIDE OF SECURITY]

                         WELLPOINT HEALTH NETWORKS INC.

             ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURE DUE 2019

                      [FORM OF LEGEND FOR GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) , ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER. NO HOLDER SHALL BENEFICIALLY OWN SHARES OF CAPITAL STOCK IN EXCESS OF THE OWNERSHIP LIMIT (AS DEFINED IN ARTICLE VII, SECTION 14 OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION). SUBJECT TO CERTAIN LIMITED SPECIFIC EXEMPTIONS, BENEFICIAL OWNERSHIP OF 5% OR MORE (OR, IN THE CASE OF CERTAIN INSTITUTIONAL INVESTORS AS SPECIFIED IN THE LICENSE AGREEMENT, 10% OR MORE) OF THE OUTSTANDING SHARES OF ANY CLASS OF CAPITAL STOCK WILL EXCEED THE OWNERSHIP LIMIT. FOR THESE PURPOSES OF COMPUTING THE BENEFICIAL OWNERSHIP OF CAPITAL STOCK, A HOLDER OF ANY PARTICULAR PRINCIPAL AMOUNT OF SECURITIES WILL BE DEEMED TO BENEFICIALLY OWN SHARES OF COMMON STOCK ON ANY PARTICULAR DATE EQUAL TO THE GREATER OF (I) THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE IN THE EVENT OF CONVERSION FOR THAT PARTICULAR PRINCIPAL AMOUNT OF SECURITIES AT THE CONVERSION RATE IN EFFECT ON SUCH DATE OR (II) THE QUOTIENT DETERMINED BY DIVIDING THE EXTRAPOLATED PURCHASE PRICE (AS DEFINED BELOW) FOR THAT PARTICULAR PRINCIPAL AMOUNT OF SECURITIES AT THAT PARTICULAR DATE BY THE MARKET PRICE (CALCULATED AS IF THAT PARTICULAR DATE WERE A REPURCHASE DATE). FOR THESE PURPOSES, THE "EXTRAPOLATED PURCHASE PRICE" SHALL BE THE SUM OF THE ISSUE PRICE OF THE PARTICULAR PRINCIPAL AMOUNT OF SECURITIES PLUS THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT ACCRUED AND INCLUDING SUCH DATE. THESE PROVISIONS HAVE BEEN DESIGNED TO ENSURE THAT THE CORPORATION WILL NOT VIOLATE THE TERMS OF THE LICENSE AGREEMENT BETWEEN THE CORPORATION AND THE BLUE CROSS AND BLUE SHIELD ASSOCIATION (THE "BCBSA"). THE CORPORATION MAINTAINS AT ITS PRINCIPAL EXECUTIVE OFFICE A COPY OF THE APPLICABLE REQUIREMENTS OF THE BCBSA RELATING TO SUCH RESTRICTIONS ON OWNERSHIP AND TRANSFER, AS SUCH REQUIREMENTS MAY BE AMENDED FROM TIME TO TIME, WHICH ARE OPEN TO INSPECTION BY THE STOCKHOLDERS, AT ALL REASONABLE TIMES DURING OFFICE HOURS. ANY HOLDER WHO ATTEMPTS TO BENEFICIALLY OWN SECURITIES IN VIOLATION OF THIS LIMITATION MUST IMMEDIATELY NOTIFY THE CORPORATION. EXCEPT AS OTHERWISE NOTED, ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANING ASCRIBED TO THEM IN THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION, AS THE SAME MAY BE

AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH HOLDER WHO SO REQUESTS. UPON THE OCCURRENCE OF ANY EVENT THAT WOULD CAUSE ANY HOLDER TO EXCEED THE OWNERSHIP LIMIT, ALL SECURITIES AND SHARES OF CAPITAL STOCK BENEFICIALLY OWNED BY SUCH HOLDER IN EXCESS OF THE OWNERSHIP LIMIT WILL AUTOMATICALLY BE DEEMED EXCESS SHARES AND BE TRANSFERRED IMMEDIATELY TO THE SHARE ESCROW AGENT AND BE SUBJECT TO THE PROVISIONS OF THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION AND THE SHARE ESCROW AGENT AGREEMENT, A COPY OF WHICH THE CORPORATION MAINTAINS AT ITS PRINCIPAL EXECUTIVE OFFICES. THE FOREGOING SUMMARY OF THE RESTRICTIONS ON OWNERSHIP AND TRANSFER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION. THE PURCHASE BY OR TRANSFER TO ANY HOLDER OF ANY SECURITIES SHALL CONSTITUTE ACKNOWLEDGMENT AND ACCEPTANCE BY SUCH HOLDER OF SUCH RESTRICTIONS ON OWNERSHIP AND TRANSFER.

1.       INTEREST

         This Security shall not bear interest except as specified in this paragraph or in paragraph 10 hereof. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security), then in each such case the overdue amount shall bear interest at the rate of 2.0% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         The Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security) in the period during which a Security remains outstanding, shall accrue at 2.0% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security. Original Issue Discount shall cease to accrue on the earlier of (a) the date on which the Principal Amount hereof or any portion of such Principal Amount becomes due and payable and
(b) any Redemption Date, Conversion Date, Fundamental Change Repurchase Date, Repurchase Date or other date on which such Original Issue Discount (or, if such Securities have been converted to Semiannual Coupon Debentures following the occurrence of a Tax Event, interest on such debentures) shall cease to accrue in accordance with Section 2.08 of the Indenture.

2.       METHOD OF PAYMENT

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Securities to the Persons who are registered Holders of Securities at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be, or at the close of business on a Repurchase Date or Fundamental Change Repurchase Date, as the case may be. Holders must surrender Securities to the Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       PAYING AGENT, CONVERSION AGENT AND REGISTRAR

         Initially, The Bank of New York., a New York banking corporation (the "TRUSTEE"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.       INDENTURE

         The Company issued the Securities under an Indenture (the "INDENTURE"), dated as of July 2, 1999, between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $299,000,000 aggregate Principal Amount (subject to Sections 2.02 and 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured, including Senior Indebtedness of the Company.

5.       REDEMPTION AT THE OPTION OF THE COMPANY

         No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to July 2, 2002.

         The table below shows Redemption Prices of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to the actual Redemption Date.


                                                                  Accrued
                                                               Original Issue          Redemption
                                            Security              Discount               Price
          Redemption Date                  Issue Price            at 2.0 %             (1) + (2)
          ---------------                  -----------            --------             ---------
        July 2, 2002                           $671.65              $41.33               $712.98
        July 2, 2003                           $671.65              $55.66               $727.31
        July 2, 2004                           $671.65              $70.27               $741.92
        July 2, 2005                           $671.65              $85.19               $756.84
        July 2, 2006                           $671.65             $100.40               $772.05
        July 2, 2007                           $671.65             $115.92               $787.57
        July 2, 2008                           $671.65             $131.75               $803.40
        July 2, 2009                           $671.65             $147.90               $819.55
        July 2, 2010                           $671.65             $164.37               $836.02


                                      A-4

        July 2, 2011                           $671.65             $181.17               $852.82
        July 2, 2012                           $671.65             $198.31               $869.96
        July 2, 2013                           $671.65             $215.80               $887.45
        July 2, 2014                           $671.65             $233.64               $905.29
        July 2, 2015                           $671.65             $251.83               $923.48
        July 2, 2016                           $671.65             $270.40               $942.05
        July 2, 2017                           $671.65             $289.33               $960.98
        July 2, 2018                           $671.65             $308.65               $980.30
        At maturity                            $671.65             $328.35             $1,000.00


         If converted to a Semiannual Coupon Debenture following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus interest accrued and unpaid from, and including, the date of such conversion to, but excluding, the Redemption Date.

6. REPURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; REPURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

         (a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, the Securities held by such Holder on the following Repurchase Dates and at the following Purchase Prices per $1,000 Principal Amount, upon delivery of a Repurchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Prices may be paid, at the option of the Company, in Cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.


               REPURCHASE DATE                               PURCHASE PRICE
               ---------------                               --------------
                 July 2, 2002                                    $712.98
                 July 2, 2009                                    $819.55
                 July 2, 2014                                    $905.29


         Securities in denominations larger than $1,000 of Principal Amount may be repurchased in part, but only in integral multiples of $1,000 of Principal Amount.

         (b) If prior to a Repurchase Date this Security has been converted to a Semiannual Coupon Debenture following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from, and including, the date of conversion to, but excluding, the Repurchase Date.

         (c) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities held by such Holder and delivered to the Company or its designated agent on or before 45 days after the date of the Company's notice of a Fundamental Change occurring on or prior to July 2, 2019 for a Fundamental Change Purchase Price equal to the Issue Price plus accrued Original Issue Discount and interest, if any, to the Fundamental Change Repurchase Date which Fundamental Change Purchase Price shall be paid in Cash. Securities in denominations larger than $1,000 of Principal Amount may be repurchased in part in connection with a Fundamental Change, but only in integral multiples of $1,000 of Principal Amount. If, prior to a Fundamental Change Repurchase Date, this Security has been converted to a Semiannual Coupon

Debenture following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from, and including, the date of conversion to, but excluding, the Fundamental Change Repurchase Date.

         (d) Holders have the right to withdraw any Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         (e) If Cash (and/or securities if permitted under the Indenture) sufficient to pay a Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be repurchased as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, Original Issue Discount (or interest upon conversion to a Semiannual Coupon Debenture following the occurrence of a Tax Event) ceases to accrue on such Securities (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security).

7.       NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

         Notice of redemption at the option of the Company will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount (or interest upon conversion to a Semiannual Coupon Debenture following the occurrence of a Tax Event) ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in multiples of $1,000 of Principal Amount.

8.       SUBORDINATION

         The Securities are subordinated to all existing and future Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Indenture does not limit the present or future amount of Senior Indebtedness that the Company may have. The Company agrees, and each Holder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       CONVERSION

         Subject to the next two succeeding sentences, a Holder of a Security may convert this Security for Common Stock of the Company at any time prior to maturity. If this Security is called for redemption, the Holder may convert it at any time before the close of the last Trading Day prior to the Redemption Date. A Security in respect of which a Holder has delivered a notice of exercise of the option to require the Company to repurchase such Security or to repurchase such Security in the event of a Fundamental Change may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 6.797 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver Cash or a check in lieu of any fractional share of Common Stock.

         The Holders' right to convert Securities into shares of Common Stock is subject to the Company's right to elect to instead pay such Holder the amount of Cash set forth in the next succeeding sentence in lieu of delivering such shares of Common Stock; PROVIDED, HOWEVER, that if such payment of Cash is not permitted pursuant to the provisions of the Indenture or the provisions of any other agreement or instrument to which the Company is a party or by which it is bound or otherwise, the Company shall deliver shares of Common Stock (and Cash in lieu of fractional shares of Common Stock) in accordance with Article 11 of the Indenture, whether or not the Company has delivered a notice pursuant to Section 11.02 to the effect that the Securities will he paid in Cash. The amount of Cash to he paid for each $1,000 Principal Amount of a Security shall be equal to the Sale Price of a share of Common Stock on the Trading Day immediately prior to the related Conversion Date multiplied by the Conversion Rate in effect on such Trading Day.

         The Company shall not pay Cash in lieu of delivering shares of Common Stock upon the conversion of any Security pursuant to the terms of
Article 11 of the Indenture (other than Cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether each Security shall he converted into shares of Common Stock or Cash) and is continuing an Event of Default (other than a default in such payment on such Securities), provided, however, that this sentence shall not apply in the event that an Event of Default occurs after such Cash is paid.

         In the event the Company exercises its option pursuant to Section
12.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Securities to be redeemed on the next Interest Payment Date) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Securities surrendered for conversion must he accompanied by payment as described above, no interest on converted Securities will he payable by the Company on any Interest Payment Date subsequent to the date of conversion.

         To convert this Security a Holder must (1) complete and manually sign the conversion notice on the back of this Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender this Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

         A Holder may convert a portion of this Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of this Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted portion of this Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of this Security being converted pursuant to the terms hereof.

10.      TAX  EVENT

         (a) From and after the date (the "TAX EVENT DATE") of the occurrence of a Tax Event, at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at 2.0% per annum on a principal amount per Security (the "RESTATED PRINCIPAL AMOUNT") equal to the Issue Price plus Original Issue Discount accrued to the date immediately prior to the Tax Event Date and shall be payable semiannually on January 2 and July 2 of each year (each an "INTEREST PAYMENT DATE") to Holders of record at the close of business on December 15 or June 15 (each a "REGULAR RECORD DATE") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Tax Event Date.

         (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a permanent global Security, interest payable on any Interest Payment Date will be paid to the Depositary, Euroclear and/or Cedel, as the case may be, with respect to that portion of such permanent global Security held for its account by Cede & Co. or the London office of a depositary, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

         (c) Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 12.02(b) of the Indenture.

11.      CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the last Trading Day prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them for Common Stock and to make payment for such Securities to the Trustee in trust for such Holders.

12.      DENOMINATIONS; TRANSFER; EXCHANGE

         The Securities are in registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or convert Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of notice of Securities to be redeemed.

13.      PERSONS DEEMED OWNERS

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14.      UNCLAIMED MONEY OR SECURITIES

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

15.      AMENDMENT; WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults and Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to provide for the assumption of the Company's obligations to the Holders of the Securities in case of a merger or consolidation or sale of all or substantially all of the Company's assets; to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

16.      DEFAULTS AND REMEDIES

         Under the Indenture, Events of Default include (i) the Company defaults in the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or a Fundamental Change Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for repurchase by the Company or otherwise, whether or not such payment shall be prohibited by Article 10 of the Indenture; (ii) after exercise of its option pursuant to Section 12.01 of the Indenture following a Tax Event, the Company defaults in the payment of interest upon any security when such interest becomes due and payable, and such default continues for a period of 30 days;
(iii) failure of the Company to perform or comply with the provisions of
Section 11.02 of the Indenture, and such failure continues for a period of 10 days; (iv) the Company fails to comply with any of its agreements or covenants in this Security or the Indenture (other than those referred to in clauses (i) through (iii) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default; and (v) certain events of bankruptcy or insolvency as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being declared due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) and (ii) above) if it determines that withholding notice is in their interests.

17.      TRUSTEE DEALINGS WITH THE COMPANY

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.      NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.      AUTHENTICATION

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

20.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21.      GOVERNING LAW

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           WellPoint Health Networks Inc.
                           1 Wellpoint Way
                           Thousand Oaks, California 91362
                           Attention:  General Counsel

                           [FORM OF CONVERSION NOTICE]

                                CONVERSION NOTICE

To:      WellPoint Health Networks Inc.

         The undersigned registered holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, for shares of Common Stock of WellPoint Health Networks Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:                                   -------------------------------------
                                         -------------------------------------
                                         Signature(s)

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of the registered holder:

-----------------------------------------
(Name)

-----------------------------------------
(Street Address)

-----------------------------------------
(City, state and zip code)

Please print name and address

                                              Principal amount to be converted
                                              (if less than all):
                                              $_________,000
                                              Social Security or Other Taxpayer
                                              Identification Number

                       [FORM OF OPTION TO ELECT REPURCHASE
                           UPON A FUNDAMENTAL CHANGE]

To:  WellPoint Health Networks Inc.

         The undersigned registered holder of this Security hereby acknowledges receipt of a notice from WellPoint Health Networks Inc. (the "COMPANY") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 Principal Amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security.

Dated:
                                   -----------------------------------------
                                   -----------------------------------------
                                                 Signature(s)

                                      Principal amount to be repurchased
                                      (if less than all):
                                      $_______,000
                                      Social Security or Other Taxpayer
                                      Identification Number

                                  ASSIGNMENT

         For value received ________________________ hereby sell(s), assign(s) and transfer(s) unto _____________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints _____________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.


Dated:
      ----------------------------
                                            ----------------------------------
                                            ----------------------------------
                                                         Signature(s)

                                    Signature(s) must be guaranteed by an
                                    eligible Guarantor Institution (a bank, a stock broker, a savings and loan association or a credit union) with membership in an approved signature guarantee program pursuant to Securities and Exchange Commission Rule 17Ad-15) if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.

                                          ------------------------------------
                                                   Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

              [FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL SECURITY
                     TO REFLECT CHANGES IN PRINCIPAL AMOUNT]

                                   Schedule A

                 Changes to Principal Amount of Global Security

                       Principal Amount of Securities by
                       which this Global Security is to
                       be Reduced or Increased, and Reason
                                       for                         Remaining Principal Amount of    Notation
       Date                  Reduction or Increase                      this Global Security         Made by
       ----            -----------------------------------         -----------------------------    --------

